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                                                                   EXHIBIT 10.57

/ /

                           PLEDGE AGREEMENT dated as of November 14, 1997
                  between Irwin Selinger, an individual residing at 73 Bacon Road, Old Westbury, New York (the "Pledgor"), and Graham-Field Health Products, Inc., a Delaware corporation (the "Secured Party").

                  Reference is made to the Note dated November 14, 1997 (the "Note") between the Pledgor and the Secured Party. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Note.

                  The Secured Party has agreed to extend credit to the Pledgor pursuant to, and subject to the terms and conditions specified in, the Note. The Secured Party has conditioned its willingness to extend credit under the Note upon, among other things, the execution and delivery by the Pledgor of this Agreement to secure the due and punctual payment by the Pledgor of the principal amount of, and accrued and unpaid interest on, the Note, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise (each of the foregoing obligations being collectively called the "Secured Obligations").

                  Accordingly, the Pledgor and the Secured Party agree as follows:

                  Section 1. The Pledge. As collateral security for the payment of the Secured Obligations, Pledgor hereby pledges and grants to the Secured Party a security interest in and to all of Pledgor's right, title and interest in the following property (all being collectively referred to herein as "Collateral"):

                  (a) the smallest number of round lots of shares of Common Stock, par value $.025 par value per share, of the Secured Party (the "Shares") owned by Pledgor, together with any certificates representing the same and any additional Shares delivered pursuant to Section 2(c) below, the "Pledged Capital Stock"), the aggregate Market Value (as defined below) of which as of the date hereof exceeds $3,000,000;

                  (b) all shares, securities, or property representing a dividend on any of the Pledged Capital Stock, or representing a distribution or return of capital upon or in respect of the Pledged Capital Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Capital Stock, or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Capital Stock; provided , that, subject to the provisions of
         Section 3(a) below, ordinary cash dividends declared by the Board of Directors of the Secured Party shall not be included for purposes of this paragraph (b);
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                  (c) in the event of any consolidation or merger in which the
         Secured Party is not the surviving corporation, all shares of each class of the capital stock of the successor corporation formed by or resulting from such consolidation or merger paid or exchanged in respect of the Pledged Capital Stock; and

                  (d) all Shares (together with the certificates for such Shares duly endorsed in blank or accompanied by undated stock powers duly executed in blank) delivered to the Secured Party by the Pledgor pursuant to Section 2(c) below.

For purposes of this Agreement, "Market Value" shall mean, as of any date, the average daily closing sales price of one Share as reported on the New York Stock Exchange Composite Transactions list (as reported by the Wall Street Journal or, if not reported thereby, any other authoritative source reasonably selected by the Secured Party) for the 10 consecutive trading days ending at the close of trading on the second trading day immediately preceding such date.

                  Section 2. Representations, Warranties and Covenants.

                  The Pledgor hereby represents, warrants and covenants to and with the Secured Party that:

                  (a) Ownership. Except for the security interest granted hereunder (the "Security Interest"), the Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Capital Stock, (ii) holds the same free and clear of all liens, adverse claims, levies, charges or other encumbrances of any kind (collectively, "Liens"), and
(iii) will make no assignment, pledge, hypothecation or transfer of or create any security interest in or Lien upon the Collateral.

                  (b) Perfection and Priority. Pledgor shall take such actions as shall be requested by the Secured Party to cause the Security Interest to constitute a first priority perfected pledge and security interest in and to all of the Collateral. With respect to any shares, securities, or property constituting Collateral in the possession of or later received by Pledgor, Pledgor shall either (i) transfer and deliver to the Secured Party such shares or securities (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), or (ii) take such other action as the Secured Party shall deem necessary or appropriate duly to record the Security Interest therein created hereby. Without limiting the foregoing, Pledgor shall give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary to create, preserve, perfect or
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validate the Security Interest or to enable the Secured Party to exercise and enforce its rights hereunder, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of the Secured Party or its nominee.

         (c) Adjustment of Collateral. On the first Business Day (as defined below) of each calendar quarter commencing on January 1, 1999, the Secured Party shall determine the aggregate Market Value of the Pledged Capital Stock as of the close of business on the last Business Day of the preceding calendar quarter (each such Business Day, a Recalculation Date"). If, as of any Recalculation Date, the aggregate Market Value of the Pledged Capital Stock does not exceed 120% of the outstanding principal amount of the Note (including amounts theretofore added thereto in respect of Capitalized Interest Payments, the "Principal Balance"), Pledgor shall transfer and deliver to the Secured Party, within five (5) Business Days, the smallest number of round lots of Shares (together with the certificates for such Shares duly endorsed in blank or accompanied by undated stock powers duly executed in blank) the aggregate Market Value of which as of such Recalculation Date, if added to the aggregate Market Value of the Pledged Capital Stock as of such Recalculation Date, exceeds 120% of the Principal Balance.

         (d) Further Assurances. Pledgor agrees that, from time to time upon the written request of the Secured Party, he will execute and deliver such further documents and do such other acts and things as the Secured Party may reasonably request in order fully to effect the purposes of this Agreement.

                  Section 3. Remedies; Etc.

                  (a) Right to Receive Dividends. If Pledgor shall default in the prompt payment when due (whether at stated maturity or otherwise) of any of the Secured Obligations (an "Event of Default"), then so long as such Event of Default shall continue, and whether or not the Secured Party seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement or any other agreement relating to the Secured Obligations, then all dividends and other distributions on the Collateral shall be paid directly to and retained by the Secured Party as part of the Collateral, subject to the terms of this Agreement, and, if the Secured Party shall so request in writing, Pledgor shall execute and deliver to the Secured Party appropriate additional dividend, distribution and other orders and documents to that end.

                  (b) Remedies under Uniform Commercial Code. If an Event of Default shall have occurred and be continuing, the Secured Party:
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                  (i) shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code in effect in the State of New York (the "UCC"), whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted, and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Secured Party were the sole and absolute owner thereof;

                  (ii) in its discretion may demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

                  (iii) may, upon 10 days' prior written notice to Pledgor of the time and place, with respect to the Collateral or any part thereof, sell, lease, assign or otherwise dispose of all or any part of such Collateral at such place or places as the Secured Party deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Secured Party or anyone else may be the purchaser or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Pledgor, any such demand, notice and right or equity being hereby expressly waived and released.
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                  (c) Preservation of Rights. The Secured Party shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

                  (d) Application of Proceeds. The proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto shall be applied by the Secured Party: first, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Secured Party and the reasonable fees and expenses of its agents and counsel; next, to the payment in full of the Secured Obligations; and finally, to the payment to Pledgor or his heirs, executors, administrators, successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

                  (f) Attorney-in-Fact. Upon the occurrence and during the continuance of any Event of Default or any default in the performance by Pledgor of any of its obligations hereunder, the Secured Party is hereby appointed the attorney-in-fact of Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments that the Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.

                  Section 4. Miscellaneous.

                  (a) Waiver. No failure on the part of the Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  (b) Notices. All notices and other communications in respect of this Agreement (including, without limitation, any modifications of, or requests, waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) to the Pledgor or the Secured Party, as the case may be, at the applicable "Address for Notices" specified on the signature page hereof, or at such other address as shall be designated by either party in a notice to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.
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                  (c) Amendment, Modification or Waiver. No provision of this
Agreement may be amended, modified or waived except by an instrument in writing signed by Pledgor and the Secured Party.

                  (d) Successors and Assigns. This Agreement shall be binding upon Pledgor and his heirs, executors, administrators and permitted assigns. This Agreement shall inure to the benefit of the Secured Party and its successors and permitted assigns.

                  (e) Assignments. Neither party hereto may assign or delegate any of its rights or obligations hereunder without the prior consent of the other party, except that the Secured Party may assign its rights hereunder in connection with a transfer or assignment of the Note.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

                  (g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof or of any other jurisdiction.
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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered as of the day and year first above written.

                                         /s/ Irwin Selinger
                                    --------------------------------
                                             Irwin Selinger

                                    Address for Notices:

                                    c/o Graham-Field Health Products, Inc.
                                    400 Rabro Drive East
                                    Hauppauge, New York  11788
                                    Facsimile No.:  (516) 582-5608

                                    GRAHAM-FIELD HEALTH PRODUCTS, INC.,

                                    By:   /s/ Richard S. Kolodny
                                       -----------------------------
                                       Name:  Richard S. Kolodny
                                       Title: Vice President, General
                                              Counsel and Secretary

                                    Address for Notices:

                                    400 Rabro Drive East
                                    Hauppauge, New York  11788
                                    Facsimile No.:  (516) 439-5635
                                    Attention: Vice President,
                                                 General Counsel
                                                 and Secretary